BBSI Reports Third Quarter 2013 Financial Results

- Q3 Net Revenues Up 33% to $148.0 Million Drives 49% Increase in Diluted Earnings per Share to $1.21 -

VANCOUVER, Washington, October 29, 2013 – Barrett Business Services, Inc. (“BBSI” or the “Company”) (NASDAQ: BBSI), a leading provider of business management solutions, reported financial results for the third quarter ended September 30, 2013.

Third Quarter 2013 Financial Highlights vs. Year-Ago Quarter

•	Net revenues up 33% to $148.0 million
•	Gross revenues up 37% to $764.1 million
•	Net income increased 55% to $9.0 million
•	Diluted earnings per share increased 49% to $1.21

Third Quarter 2013 Financial Results

Net revenues in the third quarter of 2013 increased 33% to $148.0 million compared to $111.1 million in the third quarter of 2012. The increase was due primarily to the continued build in the Company’s co-employed client count and same-store sales growth.

Total non-GAAP gross revenues in the third quarter of 2013 increased 37% to $764.1 million compared to $558.0 million in the third quarter of 2012 (see “Reconciliation of Non-GAAP Financial Measures” below).

Net income in the third quarter of 2013 increased 55% to $9.0 million compared to net income of $5.8 million in the year-ago quarter. Diluted earnings per share in the third quarter of 2013 increased 49% to $1.21 compared to $0.81 per diluted share in the year-ago quarter.

At September 30, 2013, the Company’s cash, cash equivalents and marketable securities totaled $48.0 million, compared to $72.4 million at December 31, 2012. During the second quarter of 2013, the Company posted $63.9 million in restricted certificates of deposit to collateralize a letter of credit issued to satisfy a surety requirement for its self-insured workers’ compensation program in the state of California. At September 30, 2013, the Company had no outstanding borrowings on its revolving credit facility.

Management Commentary

“During the third quarter, gross revenues grew by more than 30% for the seventh consecutive quarter and were the highest in the company’s history by nearly $90 million,” said Michael Elich, president and CEO of BBSI. “We continue to mature BBSI’s brand in the marketplace complemented by our strong referral channels helping to drive new business as well as healthy organic growth from our existing client base. Our three-tier partnership platform and operational focus also continues to drive an industry-leading 90+% retention rate. While we are pleased with the quarter’s strong results, it is important to note that we continue to reinvest in our company to ultimately support a much larger and more mature organization.”

Fourth Quarter 2013 Outlook

For the fourth quarter of 2013, the Company expects gross revenues to increase at least 30% to between $780 million and $790 million compared to $596.7 million in the fourth quarter of 2012. Diluted income per common share in the fourth quarter of 2013 is expected to increase at least 43% to between $1.15 and $1.20 compared to $0.80 in the fourth quarter of 2012.

Conference Call

BBSI will host a conference call tomorrow, Wednesday, October 30, 2013 at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) to discuss its financial results for the third quarter ended September 30, 2013. The Company’s president and CEO Michael Elich and CFO James Miller will host the call, followed by a question and answer period.

Date: Wednesday, October 30, 2013

Time: 12:00 p.m. Eastern time (9:00 a.m. Pacific time)

Toll-free dial-in number: 1-877-941-8416

International dial-in number: 1-480-629-9808

Conference ID: 4644742

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=106326 and via BBSI’s investor relations section of the Company's website at www.barrettbusiness.com.

A replay of the call will be available after 3:00 p.m. Eastern time on the same day through November 30, 2013.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 4644742

Reconciliation of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (“GAAP”), the Company is disclosing non-GAAP gross revenues.

The Company reports its Professional Employer Service revenues on a net basis because it is not the primary obligor for the services provided by the Company’s co-employed clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with GAAP, is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

	(Unaudited)		(Unaudited)
	Third Quarter Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2013	2012	2013	2012

Revenues:
Professional employer services	$722,387	$521,836	$1,923,533	$1,391,357
Staffing services	41,727	36,195	106,764	92,793
Total revenues	764,114	558,031	2,030,297	1,484,150
Cost of revenues:
Direct payroll costs	643,482	470,950	1,711,020	1,256,477
Payroll taxes and benefits	57,977	42,915	170,583	125,239
Workers' compensation	32,469	22,602	86,471	57,972
Total cost of revenues	733,928	536,467	1,968,074	1,439,688
Gross margin	$30,186	$21,564	$62,223	$44,462

A reconciliation of non-GAAP gross revenues to net revenues is as follows:

	(Unaudited)
	Three Months Ended September 30,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2013	2012	2013	2012	2013	2012
Revenues:
Professional
employer services	$722,387	$521,836	$(616,143)	$(446,962)	$106,244	$74,874
Staffing services	41,727	36,195	-	-	41,727	36,195
Total revenues	$764,114	$558,031	$(616,143)	$(446,962)	$147,971	$111,069
Cost of revenues	$733,928	$536,467	$(616,143)	$(446,962)	$117,785	$89,505

	(Unaudited)
	Nine Months Ended September 30,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2013	2012	2013	2012	2013	2012
Revenues:
Professional
employer services	$1,923,533	$1,391,357	$(1,641,977)	$(1,195,159)	$281,556	$196,198
Staffing services	106,764	92,793	-	-	106,764	92,793
Total revenues	$2,030,297	$1,484,150	$(1,641,977)	$(1,195,159)	$388,320	$288,991
Cost of revenues	$1,968,074	$1,439,688	$(1,641,977)	$(1,195,159)	$326,097	$244,529

About BBSI

BBSI (NASDAQ: BBSI) is a leading provider of business management solutions, combining human resource outsourcing and professional management consulting to create a unique operational platform that differentiates it from competitors. The Company’s integrated platform is built upon expertise in payroll processing, employee benefits, workers’ compensation coverage, risk management and workplace safety programs, and human resource administration. BBSI’s partnerships help businesses of all sizes improve the efficiency of their operations. The Company works with more than 3,000 clients across all lines of business in 23 states. For more information, please visit www.barrettbusiness.com.

Forward-Looking Statements

Statements in this release about future events or performance, including gross revenues and earnings expectations for the fourth quarter of 2013, are forward-looking statements which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to retain current clients and attract new clients, the availability of financing or other sources of capital, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of the Company’s primary markets, the collectability of accounts receivable, and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2012 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements are less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

Barrett Business Services, Inc.

Condensed Balance Sheets

(Unaudited)

	September 30,	December 31,
(in thousands)	2013	2012
Assets
Current assets:
Cash and cash equivalents	$34,978	$45,747
Marketable securities	7,108	16,748
Trade accounts receivable, net	98,717	63,921
Income taxes receivable	2,307	-
Prepaid expenses and other	1,444	4,854
Restricted certificates of deposit	63,944	-
Deferred income taxes	8,172	8,148
Total current assets	216,670	139,418
Marketable securities	5,876	9,899
Property, equipment and software, net	20,383	18,489
Restricted marketable securities and workers' compensation deposits	10,472	9,726
Other assets	3,132	3,509
Goodwill	47,820	47,820
	$304,353	$228,861

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$220	$220
Line of credit	-	4,532
Accounts payable	2,721	1,995
Accrued payroll, payroll taxes and related benefits	107,060	69,568
Income taxes payable	-	272
Other accrued liabilities	953	306
Workers' compensation claims liabilities	32,068	24,541
Safety incentives liabilities	11,947	9,842
Total current liabilities	154,969	111,276
Long-term workers' compensation claims liabilities	63,912	46,023
Long term debt	5,108	5,273
Deferred income taxes	10,607	10,607
Customer deposits and other long-term liabilities	1,789	1,786
Stockholders' equity	67,968	53,896
	$304,353	$228,861

Barrett Business Services, Inc.

Consolidated Statements of Operations

	(Unaudited)		(Unaudited)
(in thousands, except per share amounts)	Third Quarter Ended		Nine Months Ended,
	September 30,		September 30,
	2013	2012	2013	2012
Revenues:
Professional employer service fees	$106,244	$74,874	$281,556	$196,198
Staffing services	41,727	36,195	106,764	92,793
Total revenues	147,971	111,069	388,320	288,991
Cost of revenues:
Direct payroll costs	31,585	27,158	80,492	69,653
Payroll taxes and benefits	57,977	42,915	170,583	125,239
Workers' compensation	28,223	19,432	75,022	49,637
Total cost of revenues	117,785	89,505	326,097	244,529
Gross margin	30,186	21,564	62,223	44,462
Selling, general and administrative expenses	16,808	12,745	43,113	33,058
Depreciation and amortization	521	372	1,487	1,076
Income from operations	12,857	8,447	17,623	10,328
Other income, net	109	156	306	568
Income before taxes	12,966	8,603	17,929	10,896
Provision for income taxes	3,972	2,791	5,598	3,554
Net income	$8,994	$5,812	$12,331	$7,342
Basic income per common share	$1.26	$0.83	$1.74	$0.92
Weighted average basic common shares outstanding	7,150	7,007	7,085	7,959
Diluted income per common share	$1.21	$0.81	$1.67	$0.91
Weighted average diluted common shares outstanding	7,425	7,184	7,371	8,069

Company Contact:

Michael L. Elich

President and CEO

Tel 1-360-828-0700

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 1-949-574-3860

BBSI@liolios.com